============================================================================

              UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                        WASHINGTON, D.C.  20549-1004


                                  FORM 8-K


                               CURRENT REPORT
                   PURSUANT TO SECTION 13 OR 15(D) OF THE
                      SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported) August 18, 2004
                                                        ---------------


                      Commission File Number 33-64325
                                             --------


                          REUNION INDUSTRIES, INC.
           ------------------------------------------------------
           (Exact name of registrant as specified in its charter)


        DELAWARE                                    06-1439715
------------------------              ------------------------------------
(State of Incorporation)              (I.R.S. Employer Identification No.)


                      11 STANWIX STREET, SUITE 1400
                      PITTSBURGH, PENNSYLVANIA 15222
       ------------------------------------------------------------
       (Address of principal executive offices, including zip code)


                              (412) 281-2111
           ----------------------------------------------------
           (Registrant's telephone number, including area code)


                           Page 1 of 4 pages.


==========================================================================


ITEM 7.   Financial Statements and Exhibits.
          ----------------------------------

          (c)  Exhibits

               Exhibit No.     Description of Exhibit
               -----------     ----------------------

99.1	Press release issued by Reunion Industries,
             Inc. dated August 17, 2004.


Item 12.  Results of Operations and Financial Condition.
          ----------------------------------------------


               On August 17, 2004, Reunion Industries, Inc. (Reunion) Announced its results for the second quarter ended March 31, 2004. A copy of Reunion's press release is attached hereto as
          Exhibit 99.1.

               The information contained herein and in the accompanying exhibit shall not be incorporated by reference into any filing of Reunion, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference to such filing. The information in this report, including the exhibit hereto, shall not be deemed "filed" for purposed of Section 18 of the Securities and Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended.


                                  SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, hereunto duly authorized.


Date:  August 18, 2004                        REUNION INDUSTRIES, INC.
       ---------------                              (Registrant)

                                              By: /s/ John M. Froehlich
                                                  ---------------------
                                                    John M. Froehlich
                                                 Executive Vice President
                                                   of Finance and Chief
                                                    Financial Officer

                                EXHIBIT INDEX

Exhibit No.     Description of Exhibit                                 Page
-----------     ----------------------                                 ----

99.1	Press release issued by Reunion Industries,              4
             Inc. dated August 17, 2004.

                                                                EXHIBIT 99.1

                              PRESS RELEASE

                         REUNION INDUSTRIES, INC.

          REUNION INDUSTRIES ANNOUNCES SECOND QUARTER 2004 RESULTS

FOR INFORMATION CONTACT:                                FOR IMMEDIATE RELEASE

John M. Froehlich, C.F.O.
412-281-2111
     Pittsburgh, Pennsylvania - August 17, 2004 - Reunion Industries, Inc. (Amex - RUN) reported results for its second quarter 2004 in its quarterly report on Form 10-Q for the period ended June 30, 2004, filed yesterday with the U.S. Securities and Exchange Commission. Net sales for the quarter were $20.6 million, up 14 percent from second quarter 2003 sales of $18.1 million and up 9 percent from first quarter 2004 sales of $18.8 million. Second quarter 2004 results includes $2.6 million in sales from the consolidation of a foreign joint venture for which there are no sales in prior periods. Excluding such sales, second quarter 2004 sales were unchanged compared to the second quarter of 2003 but up 8 percent compared to the 2004 first quarter. Gross margin for the second quarter of 2004 was 17.5 percent. Excluding the foreign results, second quarter 2004 gross margin was 16.8 percent, compared to 17.8 percent for the second quarter of 2003 and 19.3 percent for the 2004 first quarter. There was a net loss for the second quarter of 2004 of $402,000, or $0.02 per share, compared to a net loss of $1.3 million for the second quarter of 2003, or $0.08 per share. The net loss for the second quarter of 2004 includes gains totaling $470,000 relating to a legal settlement and debt extinguishment. Domestic U.S. backlog increased to $26.1 million as of the end of June 2004, or 52 percent since the end of 2003.
     Reunion President Kimball Bradley stated in his comments on the second quarter results, "Sales and profitability were negatively impacted in the second quarter by the consolidation of our pneumatic and hydraulic cylinder business into one plant, which move was completed in the beginning of June. However, revenues and new orders continue to increase in a positive trend. We anticipate a steady increase in sales as the backlog converts to shipments throughout the balance of 2004. We also have continued to be successful in resolving legal matters on favorable terms."
     Reunion manufactures and markets a broad range of metal and plastic products and parts, including seamless steel pressure vessels, fluid power cylinders, leaf springs, high volume precision plastics products and thermoset compounds and provides engineered plastics services. Reunion Industries is headquartered at 11 Stanwix Street, Suite 1400, Pittsburgh, PA, 15222.
     This press release contains forward-looking statements as defined by
Section 21E of the Securities Act of 1934, as amended, concerning the Company's backlog and possible operating efficiencies from the utilization of excess capacity. These forward looking statements are subject to a number of factors which could cause actual results to differ materially from these expectations, some of which are beyond the control of the Company. Additional information on potential factors and risks that could affect the Company's future operations is contained in the Company's reports and filings with the Securities and Exchange Commission.

                                     ###